UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 23, 2025

THUMZUP MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10557 Jefferson Blvd., Los Angeles, CA 90232

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	TZUP	The Nasdaq Stock Market LLC

Item 7.01 Regulation FD Disclosure

On September 24, 2025, Thumzup Media Corporation (the “Company”) issued a press release with respect to, among other things, its share repurchase program. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

Share Repurchase Program

On September 23, 2025, the Company’s Board of Directors authorized a share repurchase program, pursuant to which the Company may repurchase up to $10 million of its shares of common stock through December 31, 2026.

This share repurchase program replaces and supersedes the share repurchase program approved by the Company’s Board of Directors on February 26, 2025, which had authorized the Company to repurchase up to $1 million of its shares of common stock. On September 19, 2025, the Company fully filled its existing $1 million share repurchase authorization. From March 18 to September 19, 2025, the Company repurchased an aggregate of 212,432 shares of common stock for approximately $1 million at a weighted average of $4.71 per share.

Under the new share repurchase program, shares of the Company’s common stock may be repurchased by the Company from time to time in open market transactions as permitted under applicable rules and regulations. The extent to which the Company repurchases its shares and the timing of such repurchases will depend on market conditions, cash reserves, cash flows and the balancing of uses of cash for operations, growth and other considerations as may be considered in the Company’s sole discretion. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be modified, suspended or discontinued at any time without notice.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated September 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2025	THUMZUP MEDIA CORPORATION

	By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Chief Executive Officer

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